Exhibit  99.1

For  Release:  Immediate
Contact:       Thomas G. Granneman
               314/877-7730


                   RALCORP BOARD NAMES NEW CORPORATE OFFICERS

ST. LOUIS, MO SEPTEMBER 27, 2001 The Board of Directors of Ralcorp Holdings, Inc. (NYSE:RAH) announced today that Gregory Hintlian and Scott Monette have been named Corporate Vice Presidents of Ralcorp. Mr. Hintlian's new title will be Corporate Vice President; and President, Nutcracker Brands, Inc. Mr.
Monette's  new  title  will  be  Corporate  Vice  President  and  Treasurer.

Ralcorp produces a variety of store brand foods that are sold under the individual labels of various grocery, mass merchandise and drug store retailers. Ralcorp's diversified product mix includes: ready-to-eat and hot cereals, crackers and cookies, snack nuts, chocolate candy, salad dressings, mayonnaise, peanut butter, jams and jellies, syrups, and various sauces. In addition, Ralcorp holds a 21.6 percent interest in Vail Resorts Inc. (NYSE:MTN), the premier mountain resort operator in North America.

NOTE: Information in this press release that includes information other than historical data contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are made based on information currently known and are subject to various risks and uncertainties and are therefore qualified by the Company's cautionary statements contained in its filings with the Securities and Exchange Commission.

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